Exhibit 3.933

FORM BCA-47	ARTICLES OF INCORPORATION

Filing Requirements — Present 2 originally signed and
     fully executed copies in exact duplicate
For Inserts Use White Paper — Size 8 1/2 x 11
To: Jim EDGAR, Secretary of State
(Do not write in this space)

Date Paid	9-2-82
Initial License Fee	$.50
Franchise Tax	$20.83
Filing Fee	$75.00

Clerk	$96.33

1/We, the incorporator(s), being one or more natural persons of the age of twenty-one years or more or a corporation for the purpose of forming a corporation under “The Business Corporation Act” of the State of Illinois, do hereby adopt the following Articles of Incorporation:

ARTICLE ONE	The name of the corporation is:	STREATOR AREA LANDFILL, INC.

ARTICLE TWO	The name and address of the initial registered agent and registered office are:

	Registered Agent	Arthur E. Allen

		First Name	Middle Name	Last Name

	Registered Office	R.R. #5

		Number	Street	(Do not use P.O. Box)

Streator, Illinois 61364 La Salle

		City	Zip Code	County
     ARTICLE THREE The duration of the corporation is ☑ perpetual OR          years.                   45
     ARTICLE FOUR The purposes for which the corporation is organized are: to develop, operate and acquire real estate and machinery for purposes of use as a sanitary landfill and/or transfer station; to acquire, buy, sell, lease or deal with or in all types of goods, wares and merchandise in connection with the operation and development of real estate permitted for use as a sanitary landfill.
To advise, manage and provide all types of services not otherwise prohibited under the Illinois Business Corporation Act.

ARTICLE FIVE Paragraph 1:     The class, number of shares, the par value, if any, of each class which the corporation is authorized to issue, the number the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

		Par Value	Number of shares	Number of shares	Total consideration
Class	Series	per Share	authorized	to be issued	to be received therefor

Common On	None	$ NPV	1000	1000	$ 1000.00

	•(Use NPV [ILLEGIBLE] par Value)			Total	$

Paragraph 2: The preference qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:
None

ARTICLE SIX	The corporation will not commence business until at lease one thousand dollars has been received as consideration for the issuance of shares.
5563-776-6

ARTICLE SEVEN The number of directors to be elected at the first meeting of the shareholders is 2
ARTICLE EIGHT (Complete EITHER A or B)
☑	A. All the property of the corporation is to be located in this State and all of its business is to be transacted at or from places of business in this State, or the incorporator(s) elect to pay the initial franchise tax on the basis of the entire consideration to be received for the issuance of shares.
☐	B. Paragraph 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $ 50,000.00

Paragraph 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be: $ 50.000.00

Paragraph 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $ 70,000.00

Paragraph 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be: $ 70,000.00
I, We the incorporator(s) declare that I/we have examined the foregoing Articles of Incorporation and that the statements contained therein are, to the best of my/our knowledge and belief, true, correct and complete. Executed this                day of               , 19              .
(Signatures must be in ink. Carbon copy, xerox or rubber stamp signatures are not acceptable.)
NOTE: If a corporation acts as incorporator the name of the corporation and the state of incorporation shall be shown and the execution must be by its President or Vice-President and verified by him, and the Corporate seal shall be affixed and attested by its Secretary or an Assistant Secretary.

	Signature and Name		Post Office Address

1.	/s/ Arthur E. Allen	1.	R.R. #5

	Signature		Street

	Arthur E. Allen		Streator, Illinois 61364

	Name (please print)		City /Town	State	Zip

2.		2.

	Signature		Street

	Name (please print)		City/Town	State	zip

3.		3.

	Signature		Street

	Name (please print)		City/Town	State	Zip
FORM BCA-47

ARTICLES OF INCORPORATION
under the

BUSINESS CORPORATION ACT

For determination of proper fees please consult The Business Corporation Act.
FILED
SEP-21982
JIM EDGAR
Secretary of State
RETURN TO:
Corporation Department:
Secretary of State
Springfield, Illinois 62756
Telephone (217) 782-6961
C-162.5